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                                                                      EXHIBIT 24
                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
To Vanguard Cellular Systems, Inc.:
     As independent public accountants, we hereby consent to the incorporation of our report dated February 20, 1995 included in this Form 10-K/A, into the Company's previously filed Form S-4 Registration Statement No. 33-35054, Form
S-8 Registration Statement No. 33-22866, Form S-8 Registration Statement No. 33-36986, Form S-8 Registration Statement No. 33-53559 and Form S-8 Registration Statement No. 33-69824.
                                         ARTHUR ANDERSEN LLP

Greensboro, North Carolina,
September 21, 1995.

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